EXHIBIT 23.1
                          CONSENT OF DELOITTE & TOUCHE


The Directors
Huntingdon Life Sciences Group plc
Woolley Road
Alconbury
Huntingdon
PE28 4HS

Attention: Julian Griffiths


24 August 2000

Our Ref: LE0008008/SK 1

Dear Sirs

Form S-8 registration statement

We consent to the inclusion of our report dated March 30, 2000 on the Company's Form 10-K for the year ended 31 December 1999, which is incorporated by reference into the Form S-8 registration statement in connection with the ordinary shares to be issued into the US 401-K plan.

Yours faithfully,



Deloitte & Touche
Chartered Accountants
Cambridge
England